UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2011

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      As described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission by Mattel, Inc. (the “Company”) on January 6, 2011, Neil B. Friedman, President, Mattel Brands, will depart from the Company in March 2011.

On January 28, 2011, the Company and Mr. Friedman entered into a separation letter agreement (the “Letter Agreement”) in connection with Mr. Friedman’s departure from the Company.

Pursuant to the Letter Agreement, Mr. Friedman will serve as an Executive Advisor, reporting to the Company’s Chief Executive Officer, through March 25, 2011, which will be the date of his termination of employment. The Letter Agreement acknowledges that Mr. Friedman’s termination of employment constitutes a termination for “good reason” under his existing employment agreement, entitling him to severance benefits set forth in that agreement, including a lump sum severance payment of $7,886,250 (previously disclosed as approximately $8 million in the January 6 Form 8-K) and various ancillary benefits. The severance payments and benefits are contingent upon Mr. Friedman’s execution of a release of claims in the Company’s favor.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

10.1**	Letter Agreement between the Company and Neil B. Friedman, dated January 28, 2011.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Date: February 3, 2011

	By:	/S/ ROBERT NORMILE
		Name:	Robert Normile
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1**	Letter Agreement between the Company and Neil B. Friedman, dated January 28, 2011.

**	Filed herewith.